UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 January 31, 2018 Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION	23-2990190
(a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (800) 483-3220
333-85496	EXELON GENERATION COMPANY, LLC	23-3064219
(a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 - Financial Information
Item 2.05.    Costs associated with Exit or Disposal Activities.
On February 2, 2018, Exelon Corporation (Exelon) announced that Exelon Generation Company, LLC (Generation) will permanently cease generation operations at Oyster Creek Generating Station (Oyster Creek) at the end of its current operating cycle in October 2018. A copy of the press release is attached hereto as Exhibit 99.1.
In 2010, Generation announced that Oyster Creek would retire by the end of 2019 as part of an agreement with the State of New Jersey to avoid significant costs associated with the construction of cooling towers to meet the State’s then new environmental regulations. Since then, like other nuclear sites, Oyster Creek has continued to face rising operating costs amid a historically low wholesale power price environment. The decision to retire Oyster Creek in 2018 at the end of its current operating cycle involved consideration of several factors, including economic and operating efficiencies, and avoids a refueling outage scheduled for the fall of 2018 that would have required advanced purchasing of fuel fabrication and materials beginning in late February 2018.
Because of the decision to retire Oyster Creek in 2018, Exelon and Generation will recognize certain one-time charges in the first quarter of 2018 ranging from an estimated $25 million to $35 million (pre-tax) related to a materials and supplies inventory reserve adjustment, employee-related costs, and construction work-in-progress impairment, among other items. Estimated cash expenditures related to the one-time charges primarily for employee-related costs are expected to range from $5 million to $10 million.
In addition to these one-time charges, there will be financial impacts stemming from shortening the expected economic useful life of Oyster Creek primarily related to accelerated depreciation of plant assets (including any asset retirement costs (ARC)), accelerated amortization of nuclear fuel, and additional asset retirement obligation (ARO) accretion expense associated with the changes in decommissioning timing and cost assumptions to reflect an earlier retirement date. The following table summarizes the estimated amount of expected incremental non-cash expense items expected to be incurred in 2018 because of the early retirement decision:

(In millions)	2018
Income statement expenses (pre-tax):

Depreciation and Amortization
Accelerated depreciation(a)	$ 110 to $ 140
Accelerated nuclear fuel amortization	$ 40

Operating and Maintenance
Increased ARO accretion	Up to $ 5
__________

(a)	Includes the accelerated depreciation of plant assets including any ARC.
Due to the earlier commencement of decommissioning activities and a shorter period over which the nuclear decommissioning trust (NDT) fund investments could appreciate, Oyster Creek may no longer meet the U.S. Nuclear Regulatory Commission (NRC) minimum funding requirements. A shortfall could require Exelon to post parental guarantees for Generation's obligations. However, the amount of any required guarantees will ultimately be dependent on the decommissioning approach adopted at Oyster Creek, the associated level of costs, and the decommissioning trust fund investment performance going forward. Within two years after shutting down a plant, Generation must submit a post-shutdown decommissioning activities report to the NRC that includes the planned option for decommissioning the site. Currently none of the various approaches to decommissioning available to Generation are expected to require a parental guarantee for Oyster Creek’s radiological decommissioning.
Upon either passing the NRC minimum funding test or the issuance of any required financial guarantees, if required, Oyster Creek would be able to utilize the NDT funds for radiological decommissioning costs, which represent the majority of the total expected decommissioning costs. However, the NRC must approve an additional exemption for Generation to utilize the NDT fund to pay for non-radiological decommissioning costs (i.e. spent fuel management and site restoration costs). If Oyster Creek does not receive this exemption, the costs would be borne by Generation. While the ultimate amounts may vary greatly and could be reduced by alternate decommissioning scenarios and/or reimbursement of certain costs under the United States Department of Energy settlement agreement, if Oyster Creek does not obtain the exemption, Generation estimates it could incur spent fuel management and site restoration costs over the next ten years of up to $200 million, net of taxes.

Section 9 - Financial Statements and Exhibits
Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Exelon Corporation Press Release
* * * * *
This combined Form 8-K is being filed separately by Exelon Corporation (Exelon) and Generation (collectively, the Registrants). Information contained herein relating to any individual Registrant has been filed by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.
Cautionary Statements Regarding Forward-Looking Information
This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation and Exelon Generation Company, LLC (Registrants) include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2016 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 24, Commitments and Contingencies; (2) Exelon’s Third Quarter 2017 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 18; and (3) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this report.
* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Jonathan W. Thayer
Jonathan W. Thayer
Senior Executive Vice President and Chief Financial Officer
Exelon Corporation

EXELON GENERATION COMPANY, LLC

/s/ Bryan P. Wright
Bryan P. Wright
Senior Vice President and Chief Financial Officer
Exelon Generation Company, LLC
February 2, 2018

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release